    As filed with the Securities and Exchange Commission on July 10, 1997
                                                      REGISTRATION NO. 333-6459

===============================================================================




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          -------------------------

                                POST-EFFECTIVE
                               AMENDMENT NO. 4
                                      TO
                                  FORM S-11
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933
                          -------------------------

                        INLAND REAL ESTATE CORPORATION
       (Exact name of registrant as specified in governing instruments)
                          -------------------------

                            2901 Butterfield Road
                          Oak Brook, Illinois 60521
                   (Address of principal executive offices)
                          -------------------------

                             Robert H. Baum, Esq.
                        Inland Real Estate Corporation
                            2901 Butterfield Road
                          Oak Brook, Illinois 60521
                    (Name and address of agent for service)
                          -------------------------

                               With a copy to:
                           Michael J. Choate, Esq.
                           Shefsky & Froelich Ltd.
                          444 North Michigan Avenue
                                  Suite 2500
                           Chicago, Illinois 60611
                          -------------------------




==============================================================================

                        INLAND REAL ESTATE CORPORATION
                        POST-EFFECTIVE AMENDMENT NO. 4



                           DEREGISTRATION OF SHARES


     Inland Real Estate Corporation (the "Company") filed a Registration Statement on Form S-11 which was declared effective on July 24, 1996 pursuant to which the Company registered 11,375,000 shares of common stock (the "Shares") and 375,000 warrants to purchase 375,000 Shares (the "Warrants"). Of the 11,375,000 Shares registered, 10,000,000 Shares were offered on a "best efforts" basis, 1,000,000 Shares were offered for distribution to individuals participating in the Company's Distribution Reinvestment Program (the "DRP") and 375,000 Shares were issuable upon the exercise of the Warrants.

     As of July 10, 1997, the Company had offered and sold all 10,000,000 Shares available for distribution on a "best efforts" basis. An additional 273,178.57 Shares were issued to individuals participating in the DRP. No Warrants were issued in connection with this offering. The Company has determined to terminate, as of July 10, 1997, the offering of Shares evidenced by this Registration Statement and hereby deregisters the remaining 726,821.43 Shares which were registered for distribution to individuals participating in the Company's DRP, the 375,000 Warrants and the 375,000 Shares issuable upon the exercise of the Warrants.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 10th day of July, 1997.



                               INLAND REAL ESTATE CORPORATION



                               By: /s/Robert D. Parks
                                   --------------------------------------------
                                   Title: President, Chief Executive Officer,
                                          Chief Operating Officer and Chairman
                                          of the Board of Directors

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



            Name                        Title                       Date
            ----                        -----                       ----

/s/          *                 President, Chief Executive       July 10, 1997
  --------------------------   Officer, Chief Operating
Robert D. Parks                Officer and Chairman of the
                               Board of Directors


/s/          *                 Director                         July 10, 1997
  --------------------------
G. Joseph Cosenza


/s/          *                 Secretary, Treasurer and         July 10, 1997
  --------------------------   Chief Financial Officer
Kelly Tucek                    (Principal Accounting
                               Officer)


/s/          *                 Director                         July 10, 1997
  --------------------------
Roland W. Burris


/s/          *                 Director                         July 10, 1997
  --------------------------
Joel G. Herter


/s/          *                 Director                         July 10, 1997
  --------------------------
Heidi N. Lawton




      Robert D. Parks, the undersigned attorney-in-fact, by signing his name below, does hereby sign this Post-Effective Amendment No. 4 to the Registration Statement on behalf of the above-indicated Officers and Directors of Inland Real Estate Corporation (constituting all the Directors) pursuant to powers of attorney executed by such persons and heretofore filed with the Securities and Exchange Commission.


*By: /s/Robert D. Parks
  --------------------------
Robert D. Parks
As attorney-in-fact